SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): November 6, 1996
                                                  ----------------


                         UNITED STATES EXPLORATION, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Colorado                         0-18981                  84-1120323
----------------------              -----------             ------------------
(State of other juris-              (Commission              (I.R.S. Employer
 diction of incorpora-              File Number)            Identification No.)
 tion)



         1901 New Street
       Independence, Kansas                                      67301
---------------------------------------                        ----------
(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number including area code: (316) 331-8102
                                                   --------------

Former name or former address if changed since last report:

         N/A

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

                  Effective November 6, 1996, United States Exploration, Inc. (the "Company") completed a private placement, the results of which may result in a change in control. The Company sold an aggregate of 4,000,000 shares of 1996 Series "C" Preferred Stock (the "Preferred Stock") to a limited number of qualified investors pursuant to exemptions from the registration requirements imposed by the Securities Act of 1933, as amended, and applicable state securities laws. The Preferred Stock is convertible into shares of the Company's Common Stock at the rate of two for one. While none of the Preferred Stock has been converted as of the date of this Report, exercise of the conversion privilege in the future could result in a change of control of the Company.

                  See ITEM 2 for a complete description of the terms and conditions of the private placement and acquisition of Preferred Stock by certain Company shareholders.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  Effective November 6, 1996, the Company closed that portion of the private placement of Preferred Stock which remained unsold from the offering which commenced September 17, 1996. The Company originally disclosed completion of the minimum portion of the private placement in a Report dated September 30, 1996. The Company has now placed all 4,000,000 shares of the Preferred Stock for aggregate proceeds of $24,000,000. The offering was completed directly by the Company to a limited number of accredited investors.

                  Proceeds from the offering were utilized by the Company to reduce outstanding debt and provide working capital. The Company repaid approximately $6,000,000 in term debt originally acquired to finance the acquisition of Pacific-Osage, Inc. and Performance Petroleum Corporation. The balance of the proceeds are anticipated to be utilized for acquisition and development of additional oil and gas properties and development of existing Company assets.

                  A substantial portion of the Preferred Stock was sold to previous holders of the Company's Common Stock. The following table depicts ownership of the Company's Common Stock by certain purchasers in the private placement, before and after the offering. The column entitled "Percentage of Common Stock After the Offering" assumes conversion of the Preferred Stock acquired by that individual and by no other purchasers. The information disclosed in the table is based on information contained in reports filed with the Securities and Exchange Commission by such individuals and delivered to the Company.


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



                                   Percentage of             Percentage of
                                    Common Stock              Common Stock
   Name of Individual            Before Offering(1)       After Offering (2)(3)

Dale Jensen                           18.02%                    35.11%

Donald F. Dillon                       2.85%                    13.30%

Jerome M. and Betty A. Fenna,
JT WRS                                 1.26%                     5.47%

Thomas Stansfield                      4.97%                    16.03%

Demetrie D. Carone                    21.91%                    23.38%



ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         No report required.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         No report required.

ITEM 5.  OTHER EVENTS.

         No report required.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

         No report required.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION  AND EXHIBITS

         (a)  Financial Statements of Businesses Acquired.
              --------------------------------------------

                 No report required.

--------
1 As of the date of this Report, the Company had outstanding 7,595,171 shares of Common Stock.
2 The Preferred Stock is convertible into Common Stock at the rate of two (2) shares of Common Stock for each share of Preferred Stock, unless subsequently adjusted in accordance with the Articles of Amendment to the Articles of Incorporation of the Company as filed with the Colorado Secretary of State, dated September 24, 1996.
3    Assumes no other changes subsequent to the date of this Report.

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

         (b)  Proforma Financial Information.

                No report required.

         (c)  Exhibits.

               Articles of Amendment to the Articles of Incorporation of the Company, as filed with the Colorado Secretary of State on September 24, 1996, filed as an exhibit to the Company's Current Report on Form 8-K dated September 30, 1996.

ITEM 8.  CHANGE IN FISCAL YEAR.

               No report required.





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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                         UNITED STATES EXPLORATION, INC.



Date: November 20, 1996                  By:   /s/ Demetrie D. Carone
     -----------------------                  ----------------------------------
                                              Demetrie D. Carone, President and
                                              Chief Executive Officer



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